UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2018

IMMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza North, Suite 270, Fort Lee NJ	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sale of Equity Securities

On October 9, 2018, Immune Pharmaceuticals, Inc. (“Immune” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor pursuant to which it sold to the investor $5.5 million in principal amount of its Senior Secured Redeemable Convertible Debentures (the “Debentures”) for $2 million in cash and a $3 million promissory note (the “Investor Note”) payable upon the earlier of the effectiveness of a registration statement covering the resale of the shares issuable upon conversion of the Debentures or one year.

The Debentures bear compounded interest at a rate of 10% per annum, subject to adjustment as specified in the Debentures, and mature five years from the issuance date. The Debentures are secured by first priority security interests on all of the Company’s assets, other than all tangible and intangible assets associated with Ceplene (histamine dihydrochloride) unless such assets are not disposed of by March 31, 2019. The Debentures are convertible into shares of Immune common stock at a conversion price of $0.075 per share, subject to certain adjustments, at the option of the holder thereof or, in certain circumstances, at the option of the Company. In the event of a conversion, any accrued interest and any interest make-whole amount will be paid in cash or, in certain circumstances, shares of common stock valued on a formula basis specified in the Debentures. At maturity, the Debentures will automatically convert into shares of common stock unless redeemed for cash at the option of the Company in whole but not in part at 100% of the face amount thereof plus accrued interest. Prior to maturity and subject to certain limitations, the Debentures are redeemable in whole or in part in cash at the option of the Company at 100% of the face amount to be redeemed plus an interest make-whole payment or in whole at 125% of the face amount thereof.

The Company also issued to the investor warrants (“Warrants”) exercisable for three years from the issuance date to purchase up to 50 million shares of common stock at an exercise price of $0.10 per share, subject to full-ratchet price protection in the event that the Company issues or is deemed to issue shares of common stock at a price per share less than the then-current exercise price of the Warrants (subject to certain exceptions). In the event of certain fundamental transactions (generally involving the sale or acquisition of the Company or all or substantially all of its assets), the holder of the Warrants has the right to require the Company (or any successor entity) to repurchase the Warrants at the Black-Scholes value thereof calculated pursuant to a formula specified in the Warrants.

In the Securities Purchase Agreement, the Company has agreed to file a registration statement covering the resale of the shares of common stock issuable upon the conversion of the Debentures and the exercise of the Warrants.

The Company does not currently have sufficient shares of common stock authorized for issuance in the event that the Debentures are converted in full and the Warrants are fully exercised. In the Securities Purchase Agreement, the Company has agreed to call a special meeting of stockholders within 90 days to obtain stockholder approval for an increase in the Company’s authorized common stock to enable the Company to fulfill its obligations under the Debentures and the Warrants.

In connection with the financing described above (the “Financing”), the holders of the Company’s Original Issue Discount Convertible Debentures (the “OID Debentures”) agreed to waive the outstanding event of default thereunder resulting from the suspension of the trading of the common stock on the Nasdaq Capital Market (other than the required increase in the principal amount of the OID Debentures ) and to certain amendments to the OID Debentures to enable the Company to consummate the Financing in exchange for an aggregate amendment fee of $49,220.

The Debentures and the Warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, in accordance with Regulation S promulgated thereunder.

The foregoing summary is not complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Debentures, the Warrants and the Investor Note, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein in their entirety.

Item 8.01	Other Events

On October 10, 2018, the Company issued a press release relating to the matters described above. The press release is filed herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated October 9, 2018
10.2	Form of Debenture
10.3	Form of Warrant
10.4	Form of Investor Note
99.1	Press release, dated October 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Tony Fiorino
Name:	Tony Fiorino, M.D. Ph.D.
Title:	Interim Chairman, President and Interim Chief Executive Officer

Date: October 10, 2018

-4-